UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ADVANCED CELL TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ADVANCED CELL TECHNOLOGY, INC.
1201 Harbor Bay Parkway
Alameda, CA 94502

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on October 13, 2006

To Our Stockholders:

A Special Meeting of Stockholders of Advanced Cell Technology, Inc., a Delaware corporation (the “Company”), will be held on Friday, October 13, 2006 at 10:00 a.m., local time, at the offices of Pierce Atwood LLP, One Monument Square, Portland, Maine 04101, for the following purposes:

1.     To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), from 100,000,000 to 500,000,000; and

2.     To transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of record of the Company’s Common Stock as reflected on the stock transfer books of the Company at the close of business on August 15, 2006, will be entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AT THE MEETING AND VOTE YOUR SHARES IN PERSON.

This proxy statement and form of proxy are being sent to our stockholders on or about September [   ], 2006.

By Order of the Board of Directors,
Jonathan F. Atzen Secretary
Alameda, California September [ ], 2006

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

ADVANCED CELL TECHNOLOGY, INC.
1201 Harbor Bay Parkway
Alameda, CA 94502

PROXY STATEMENT

The Board of Directors of Advanced Cell Technology, Inc., a Delaware corporation (“we,” “our,” the “Company” or “us”) is soliciting proxies in the form enclosed with this proxy statement for use at the Company’s Special Meeting of Stockholders to be held on Friday, October 13, 2006 at 10:00 a.m., local time, at the offices of Pierce Atwood LLP, One Monument Square, Portland, Maine 04101, and any adjournments thereof (the “Meeting”).

GENERAL INFORMATION ABOUT VOTING

How Proxies Work

The Company’s Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Meeting in the manner that you direct, or if you do not direct us, in the manner as recommended by the Board of Directors in this proxy statement.

Who May Vote

Holders of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the close of business on August 15, 2006 are entitled to receive notice of and to vote their shares at the Meeting. As of August 15, 2006, there were 28,433,391 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Meeting.

How to Vote

You may vote in person at the Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Meeting in person. You may change your vote at the Meeting in one of the ways described below. All shares represented by proxies that have been properly voted and not revoked will be voted at the Meeting. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If you choose to vote by proxy, simply mark your proxy, date and sign it, and return it in the enclosed postage-paid envelope. If you attend the Meeting, you will be able to vote your shares, even if you have already voted by mail. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

Revoking a Proxy

You may revoke your proxy before it is voted by:

•       providing written notice to the corporate Secretary of the Company before or at the Meeting;

•       submitting a new proxy with a later date; or

•       voting by ballot at the Meeting.

The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the Meeting will not, by itself, revoke your proxy.

Quorum

In order to carry on the business of the Meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Meeting, either by proxy or in person. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. Treasury shares, which are shares owned by the Company itself, are not voted and do not count for this purpose.

Votes Needed

The affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting is required to approve the amendment to the Certificate of Incorporation. Accordingly, shares which abstain from voting as to such matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to such matter, will have the effect of a vote against the proposal to amend our Certificate of Incorporation.

Solicitation of Proxies

The Company will pay the expenses of soliciting proxies, which we anticipate will total approximately $[10,000.00]. Proxies may be solicited on our behalf by directors, officers or employees of the Company, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Common Stock held in their names and, as required by law, the Company will reimburse them for their reasonable out-of-pocket expenses for this service.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to our Certificate of Incorporation that is not shared by all other stockholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The number of outstanding shares of our Common Stock at the close of business on August 15, 2006, the record date for determining our stockholders who are entitled to notice of and to vote on the amendment to our Certificate of Incorporation at the Meeting, is 28,433,391.

Beneficial Ownership of Directors, Officers and 5% Stockholders

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of June 30, 2006. On such date, 25,823,714 shares of Common Stock were outstanding. Beneficial ownership is determined in accordance with the applicable rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of our Common Stock. The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Common Stock, except, where applicable, to the extent authority is shared by spouses under applicable state community property laws.

The following table sets forth information regarding beneficial ownership of our capital stock as of June 30, 2006 by:

•       each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•       each of our directors and named executive officers; and

•       all of our directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		%
5% or Greater Stockholders:
Highview Associates LLC(1)	1,797,460		7.0%
ATP Capital(2)	3,028,906		11.7%
Anthem Ventures Fund, LP(3)	5,068,383		19.6%
Augustine Fund LP(4)	2,294,118		8.9%
Directors and Named Executive Officers:
Michael D. West, Ph.D., President, Chief Scientific Officer, and Director	2,471,310	(5)	9.6%
William M. Caldwell, IV, Chief Executive Officer and Director	2,309,166	(6)	8.9%
Robert P. Lanza, M.D., Vice President Medical & Scientific Development	1,135,417	(7)	4.4%
Robert Peabody, Vice President Grant Administration	371,126	(8)	1.4%
James G. Stewart, Sr. Vice President and Chief Financial Officer	154,375	(9)	*
Jonathan F. Atzen, Sr. Vice President and General Counsel	223,333	(10)	*
Alan C. Shapiro, Ph.D., Director	357,911	(11)	1.4%
Alan G. Walton, Ph.D., D.Sc., Director	100,000	(12)	*
Erkki Ruoslahti, M.D., Ph.D., Director	120,086	(13)	*
Directors and Executive Officers as a Group (9 persons)	7,242,724	(14)	28.0%

*                    Less than 1%

       (1) The address for Highview Associates LLC is 900 North Pointe, Suite C406, Ghirardelli Square, San Francisco, CA 94106.

       (2) The address for ATP Capital is 60 East 42nd Street, Suite 3410, New York, NY 10165.

       (3) The address for Anthem Ventures Fund, LP is 225 Arizona Ave., Suite 200, Santa Monica, CA 90401. Includes (i) 1,756,132 shares subject to warrants, (ii) 545,652 shares subject to convertible debentures that are currently exercisable or exercisable within 60 days of June 30, 2006, and (iii) 413,657 shares owned by certain of its affiliates.

       (4) The address of Augustine Fund LP is 141 W. Jackson Blvd., Suite 2182, Chicago, IL 60604. Includes 764,706 shares subject to warrants that are currently exercisable, but which provide that the warrants may not be exercised if such exercise would result in the holder being deemed the beneficial owner of more than 9.9% of the then-outstanding shares of common stock.

       (5) Includes (i) 2,361,310 shares subject to stock options held directly by Dr. West that are currently exercisable or exercisable within 60 days of June 30, 2006, and (ii) indirect ownership of 110,000 shares subject to stock options held by the spouse of Dr. West that are currently exercisable or exercisable within 60 days of June 30, 2006 and of which Dr. West may be deemed the beneficial owner.

       (6) Includes (i) 1,253,044 shares subject to stock options that are currently exercisable or exercisable within 60 days of June 30, 2006 that are held directly by Mr. Caldwell, (ii) indirect ownership of 486,000 shares subject to currently exercisable warrants awarded to Andwell, LLC, an entity affiliated with Mr. Caldwell and of which he may be deemed the beneficial owner, and (iii) indirect ownership of 323,374 shares subject to stock options held by the spouse of Mr. Caldwell that are currently exercisable or exercisable within 60 days of June 30, 2006 and of which Mr. Caldwell may be deemed the beneficial owner.

       (7) Includes 1,135,417 shares subject to stock options that are currently exercisable or exercisable within 60 days of June 30, 2006.

       (8) Includes 348,333 shares subject to stock options that are currently exercisable or exercisable within 60 days of June 30, 2006.

       (9) Includes 154,375 shares subject to stock options that are currently exercisable or exercisable within 60 days of June 30, 2006.

(10) Includes (i) 148,333 shares subject to stock options that are currently exercisable or exercisable within 60 days of June 30, 2006, and (ii) indirect ownership of 75,000 shares subject to currently exercisable warrants issued to Rocket Ventures, LLC, an entity affiliated with Mr. Atzen and of which he may be deemed the beneficial owner.

(11) Includes (i) indirect ownership of 28,761 shares and 134,934 shares subject to convertible debentures held by The Shapiro Family Trust and of which Dr. Shapiro may be deemed the beneficial owner, (ii) 54,565 shares subject to a common stock purchase warrant held by The Shapiro Family Trust and of which Dr. Shapiro may be deemed the beneficial owner, and (iii) 150,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of June 30, 2006.

(12) Includes 100,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of June 30, 2006.

(13) Includes 100,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of June 30, 2006.

(14) Includes 6,866,177 shares subject to stock options, warrants or convertible debentures that are currently exercisable or exercisable within 60 days of June 30, 2006.

Change in Control of the Registrant

On January 31, 2005, the Company completed its acquisition of Advanced Cell, Inc., a Delaware corporation (f/k/a Advanced Cell Technology, Inc., “ACT”), pursuant to the terms of an Agreement and Plan of Merger dated January 3, 2005 (the “Merger Agreement”), the terms of which were previously reported in the Company’s Current Report on Form 8-K filed on January 4, 2005. A copy of the Merger Agreement was also attached as Exhibit 2.01 thereto.

Pursuant to the terms of the Merger Agreement, a wholly-owned subsidiary of the Company merged with and into ACT (the “Merger”), with ACT surviving the Merger as a wholly-owned subsidiary of the Company. As a result of the Merger, all of the outstanding shares of the capital stock of ACT were converted, on a pro rata basis, into the right to receive an aggregate of approximately 18,000,000 shares of the Company’s Common Stock. In connection with the Merger, the Company’s former President and sole Director, David C. Merrell, sold 1,926,667 shares of Common Stock and resigned as an officer and director of the Company.

In addition, all outstanding options and warrants to acquire shares of the capital stock of ACT were converted into the right to receive shares of the Company’s Common Stock, and the Company assumed the Advanced Cell Technology, Inc. 2004 Stock Option Plan and the Advanced Cell Technology, Inc. 2004 Stock Option Plan II, and all options granted thereunder.

The Company effected a complete change of business operations as a result of the Merger. The Company terminated its previous business and has succeeded to, and is continuing the business operations and research efforts of ACT in the field of biotechnology. The Company is now a development-stage biotechnology company applying human embryonic stem cell technology in the field of regenerative medicine. Please see the “Business” discussion in our Annual Report on Form 10-KSB for the year ended December 31, 2005 for additional information regarding the Company’s business.

On November 18, 2005, the Company, previously a Nevada corporation, consummated a merger with and into its wholly-owned subsidiary, Advanced Cell Technology, Inc., a Delaware corporation (the “Reincorporation”). As a result of the Reincorporation, the Company is now a Delaware corporation.

PROPOSAL ONE—APPROVAL OF AMENDMENT TO THE CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Our Board of Directors has requested that the stockholders of the Company approve an amendment to Article V, Section 1 of our Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 100,000,000 to 500,000,000. No other changes are proposed to be made to this Article V.

The Company’s Certificate of Incorporation currently provide for authorized capital stock of 100,000,000 shares of Common Stock. As of June 30, 2006, the Company had 25,823,714 shares of Common Stock outstanding. As of that date, the Company had (i) 13,142,809 shares of Common Stock reserved for issuance under our stock option plans having exercise prices ranging from $0.05 to $2.48 per share, (ii) 7,936,341 shares of Common Stock reserved for issuance to holders of certain convertible debentures, (iii) 4,842,663 shares of Common Stock reserved for issuance to holders of certain warrants to purchase Common Stock having an exercise price of $2.53 (subject to adjustment) issued in conjunction with the convertible debentures, (iv) 16,421,158 shares of Common Stock reserved for issuance to holders of other warrants to purchase our Common Stock having exercise prices ranging from $0.05 to $2.54 per share and (v) an additional 3,833,701 shares of Common Stock reserved pursuant to the terms of the Registration Rights Agreement entered into with certain convertible debenture holders.

Monthly Redemption Payments Under Convertible Debentures

Beginning in March 2006, the Company has elected to make the monthly redemption payments due under certain of its convertible debentures maturing September 14, 2008 in shares of Common Stock. As of August 31, 2006, the Company had issued a total of 3,306,889 shares of Common Stock in connection with the monthly redemption payments. The Company expects that it will issue a total of approximately 13.2 million additional shares of Common Stock in connection with the monthly redemption payments between September 2006 and September 2008, the maturity date of the convertible debentures.

Recent Financings

Exercise of Additional Investment Option.   On August 23, 2006, the Company received notices from substantially all of the holders of its amortizing convertible debentures and common stock purchase warrants issued under the securities purchase agreement dated as of September 15, 2005, indicating the exercise by the holders providing the notice of their additional investment option under section 4.18 of the securities purchase agreement. The exercising holders will receive additional debentures convertible into 38,129,340 shares of Common Stock, and additional warrants to purchase 19,064,670 shares of Common Stock.

Warrant Repricing.   On August 24, 2006, the Company agreed to reduce to the exercise price of its outstanding warrants to purchase shares of Common Stock issued September 15, 2005 from $2.53 per share to $0.95 per share for a period ending on August 28, 2006, and to issue replacement warrants having an exercise price of $1.60 per share to all holders who exercised their repriced warrants during this period. Holders of warrants to purchase an aggregate of 4,541,672 shares of Common Stock exercised their repriced warrants during this period, and the Company therefore issued 4,541,672 shares of Common Stock and replacement warrants to purchase 4,541,672 shares of Common Stock. In addition, the antidilution provisions of the debentures and warrants of holders who did not participate in the warrant repricing resulted in adjustments to the conversion price or exercise price, as the case may be, of those debentures and warrants, resulting in an increase of 2,005,620 in the number of shares underlying the debentures and an increase of 1,467,092 in the number of shares underlying the warrants.

The revised Article V, Section 1 would read in its entirety as follows:

“ARTICLE V

Section 1. Number of Authorized Shares.   The total number of shares of stock which the Corporation shall have the authority to issue shall be Five Hundred Fifty Million (550,000,000) shares. The Corporation shall be authorized to issue two classes of shares of stock, designated “Common Stock” and “Preferred Stock.”  The Corporation shall be authorized to issue Five Hundred Million (500,000,000) shares of Common Stock, each share to have a par value of $.001 per share, and Fifty Million (50,000,000) shares of Preferred Stock, each share to have a par value of $.001 per share.”

The Board of Directors has unanimously adopted a resolution declaring it advisable that the Certificate of Incorporation be so amended. The Board of Directors has concluded that additional authorized shares of Common Stock are needed in connection with the monthly redemption payments and the recent financings described above, and that it is important to maintain a sufficient supply of authorized Common Stock to be available for future acquisitions or financings, investment opportunities or business transactions as well as employee benefit plans (including the Company’s 2005 Stock Plan), redemption of debt or other corporate purposes.  However, other than in connection with the monthly redemption payments and recent financings and issuances upon exercise of outstanding options, convertible debentures and warrants described above and any future options which may be granted to employees, the Company has no plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock.  The proceeds from the recent financings described above are expected to be sufficient to satisfy the Company’s present capital requirements.

The issuance of additional shares of Common Stock or Preferred Stock for any of these purposes could have a dilutive effect on earnings per share, depending on the circumstances, and could dilute a stockholder’s percentage voting power in the Company. The Board of Directors will make the determination for future issuances of authorized shares of Common Stock and Preferred Stock, which will not require further action by the stockholders except where otherwise provided by law or then applicable stock exchange listing requirements. The Board of Directors believes authorization of the additional shares is appropriate so that it may have the flexibility to issue shares from time to time, without the delay of seeking shareholder approval (unless required by law or then applicable stock exchange listing standards), whenever, in its judgment, such issuance is in the best interest of the Company and its stockholders.

Although an increase in the authorized shares of our capital stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction resulting in the acquisition of the Company by another company), the proposed increase is not in response to any effort by any person or group to accumulate the Company’s stock or to obtain control of the Company by any means. In addition, the proposal is not part of any current plan by the Board of Directors to recommend or implement a series of anti-takeover measures or any other corporate transactions.

If approved by the requisite number of shares, the amendment to our Certificate of Incorporation will become effective upon filing the Certificate of Amendment with the Delaware Secretary of State, which is expected to occur promptly following the Meeting.

The affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting is required to amend the Certificate of Incorporation.

The Board of Directors recommends a vote FOR the amendment to the Certificate of Incorporation. Proxies solicited by the Board of Directors will be voted FOR the approval of the amendment to the Certificate of Incorporation, unless stockholders specify a contrary choice in the proxy.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2006 Annual Meeting of Stockholders of the Company must be received at the Company’s principal executive offices within a reasonable time before the Company prints and mails its proxy materials for the 2006 Annual Meeting. In order to avoid controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the Securities and Exchange Commission for stockholder proposals. If the Company does not receive notice of any matter that is to come before the stockholders at the 2006 Annual Meeting of Stockholders within a reasonable time before the Company prints and mails its proxy materials for the 2006 Annual Meeting, the proxy for the 2006 Annual Meeting of Stockholders may, pursuant to Rule 14a-4(c) of the Proxy Rules under the Securities Exchange Act of 1934, confer discretionary authority to vote on the matters presented. In order to be eligible to submit a proposal, a stockholder must have continuously held at least $2,000 in market value, or 1%, of the Company’s common stock for at least one year by the date the proposal is submitted, and must continue to hold those securities through the date of the 2006 Annual Meeting. Each stockholder may submit no more than one proposal for the 2006 Annual Meeting, and such proposal may not exceed 500 words.

OTHER MATTERS

The Board of Directors knows of no business that will be presented for consideration at the Meeting other than those matters described in this Proxy Statement. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

The Board of Directors hopes that you will attend the Meeting. Whether or not you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience. If you attend the Meeting you may still vote your stock personally even though you may have already sent in your proxy.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, information statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this document to you if you call or write us at the following address or phone number: 1201 Harbor Bay Parkway, Alameda, CA 94502, Attn: Jonathan F. Atzen, Telephone: (510) 748-4900. If you want to receive separate copies of our proxy statements, information statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

BY ORDER OF THE BOARD OF DIRECTORS
Jonathan F. Atzen
Secretary

Alameda, California
September      , 2006

PROXY

ADVANCED CELL TECHNOLOGY, INC.

Proxy for the Special Meeting of Stockholders to be held on October 13, 2006

This Proxy is solicited on behalf of the Board of Directors
of Advanced Cell Technology, Inc.

The undersigned, revoking all prior proxies, hereby appoint(s) William M. Caldwell, IV and Michael D. West, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of Advanced Cell Technology, Inc., a Delaware corporation (the “Company”), which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the offices of Pierce Atwood LLP, One Monument Square, Portland, Maine 04101, on Friday, October 13, 2006, at 10:00 a.m., local time, and at any adjournment thereof (the “Meeting”).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

(Continued, and to be signed, on reverse side)

Please date, sign and mail your
proxy card back as soon as possible!

Special Meeting of Stockholders
ADVANCED CELL TECHNOLOGY, INC.
October 13, 2006
Please detach and mail in the envelope provided

☒           Please mark votes as in this example.

1.	To approve an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of the Company’s Common Stock from 100,000,000 to 500,000,000.	FOR the amendment ☐	WITHHOLD AUTHORITY to vote in favor of the amendment ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

Check here if the Securities and Exchange Commission’s “householding” rule applies to you and you wish to continue receiving separate proxy materials without participating in the rule. ☐

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

Signature:	Date:
Signature:	Date:
NOTE:

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, guardians, attorneys and corporate officers should add their titles.